Exhibit 99.3

2014
Second Quarter
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Second Quarter 2014 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 12-13 of this Supplement, in the Company’s 2013 Annual Report to Shareholders, in its 2013 Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

FINANCIAL RESULTS
•	The Company reported $1.5B of net income in Q2’14, compared to $1.4B in Q2’13. This resulted in diluted EPS attributable to common shareholders of $1.43 per share, an increase of 13% from $1.27 a year ago.

•	Total revenues net of interest expense increased 5% on both a reported basis and FX adjusted basis1, a non-GAAP measure, in Q2’14, compared to Q2’13.

•	Q2’14 return on average equity (“ROE”) was 28.8%.

BUSINESS METRICS
•	Worldwide billed business of $258B increased 9% on both a reported basis and FX adjusted basis,1 compared to Q2’13.

•	Worldwide Card Member loan balances of $66.3B increased 5% from $63.1B a year ago, reflecting higher Card Member spending levels, partially offset by an increase in paydown rates.

•	Worldwide lending write-off rates improved versus the prior year and remained near historical lows. The Company’s second quarter worldwide net lending write-off rate2 was 1.6%, as compared to 1.7% in Q1’14 and 2.0% in Q2’13.

	Quarters Ended June 30,		Percentage Inc	Percentage Inc FX Adjusted1
	2014	2013

Card billed business3 (billions):
United States	$173.4	$159.7	9%
Outside the United States	84.7	78.0	9	9%
Total	$258.1	$237.7	9	9
Total cards-in-force (millions):
United States	54.1	52.5	3
Outside the United States	55.8	51.8	8
Total	109.9	104.3	5
Basic cards-in-force (millions):
United States	42.0	40.7	3
Outside the United States	45.6	41.8	9
Total	87.6	82.5	6
Average basic Card Member spending4 (dollars):
United States	$4,549	$4,334	5
Outside the United States	$3,601	$3,482	3	4
Total	$4,288	$4,097	5	5

1
As reported in this Earnings Supplement, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2014 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

2	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Second Quarter 2014 Earnings Release Selected Statistical tables.
3	For additional information about discount rate calculations and billed business, please refer to the Company’s Second Quarter 2014 Earnings Release, selected statistical tables.
4	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

Additional Billed Business Statistics:
(Growth vs. Q2’13)

	Percentage Inc/(Dec)	Percentage Inc FX Adjusted5
Worldwide6
Total Billed Business	9%	9%
Proprietary billed business	8	8
GNS billed business7	12	13
Airline-related volume (9% of worldwide billed business)	6	6
U.S.6
Billed Business	9
Proprietary consumer card billed business8	8
Proprietary small business billed business8	10
Proprietary corporate services billed business9	8
T&E-related volume (26% of U.S. billed business)	6
Non-T&E-related volume (74% of U.S. billed business)	9
Airline-related volume (8% of U.S. billed business)	5
Outside the U.S.6
Billed Business	9	9
Japan, Asia Pacific & Australia (“JAPA”) billed business	10	11
Latin America & Canada (“LACC”) billed business	2	9
Europe, Middle East, & Africa (“EMEA”) billed business	12	6
Proprietary consumer and small business billed business10	6	6
JAPA billed business	3	5
LACC billed business	(1)	5
EMEA billed business	15	7
Proprietary corporate services billed business9	5	5

5	See Note 1, page 1.
6	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.
7	Included in Global Network and Merchant Services (“GNMS”).
8	Included in U.S. Card Services (“USCS”).
9	Included in Global Commercial Services (“GCS”).
10	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

Consolidated Statement of Income

(Preliminary)	Quarters Ended		Percentage Inc/(Dec)
(Millions, except percentages and per share amounts)	June 30,
	2014	2013
Revenues
Non-interest revenues
Discount revenue	$4,945	$4,729	5%
Net card fees	687	647	6
Travel commissions and fees	500	495	1
Other commissions and fees	624	605	3
Other	585	567	3
Total non-interest revenues	7,341	7,043	4
Net interest income	1,316	1,202	9
Total revenues net of interest expense	8,657	8,245	5
Provisions for losses
Charge card	183	161	14
Card Member loans	282	334	(16)
Other	24	23	4
Total provisions for losses	489	518	(6)
Total revenues net of interest expense after provisions for losses	8,168	7,727	6
Expenses
Marketing and promotion	985	786	25
Card Member rewards	1,773	1,601	11
Card Member services and other	192	193	(1)
Salaries and employee benefits	1,658	1,543	7
Professional services	817	763	7
Occupancy and equipment	467	460	2
Communications	101	92	10
Other, net	(137)	294	#
Total	5,856	5,732	2
Pretax income	2,312	1,995	16
Income tax provision	783	590	33
Net Income	$1,529	$1,405	9

Net income attributable to common shareholders11	$1,517	$1,392	9
Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$1.44	$1.28	13
Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$1.43	$1.27	13
Average Shares Outstanding
Basic	1,052	1,090	(3)
Diluted	1,058	1,097	(4)

11	Represents net income less earnings allocated to participating share awards of $12MM and $13MM for the three months ended June 30, 2014 and 2013, respectively.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

•	Discount Revenue: Increased 5%, reflecting 9% growth in billed business volumes, partially offset by a decrease in the average discount rate, faster growth in GNS billings than in overall Company billings, as well as increased cash rebate rewards in the current period.

-
The average discount rate12 of 2.48% in Q2’14 decreased by 4 bps compared to 2.52% in both Q2’13 and Q1’14. In the current quarter, the discount rate was primarily impacted by changes in the mix of Card Member spending by industry and the timing of certain contract signings and payments to merchant partners. As indicated in prior quarters, changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, competition in the market and other factors will likely result in erosion of the average discount rate over time.

•	Net Card Fees: Increased 6%, reflecting growth in total cards-in-force and an increase in average fee per card within the USCS and ICS segments.

•	Travel Commissions and Fees: Increased 1% to $500MM. Revenues from this line will decrease next quarter due to the loss of revenue as a result of the business travel joint venture transaction. Please see Other Items of Note for further explanation.

•	Other Commissions and Fees: Increased 3% versus Q2’13, primarily benefitting from higher Loyalty Partner revenue.

•	Other Revenues: Increased 3%, driven primarily by lower Card Member reimbursements in Q2’14 versus Q2’13, partially offset by lost revenue from the sale of the Publishing business in Q3’13. Additionally, there was a larger gain on the sale of ICBC shares ($45MM in Q2’14 vs. $36MM in Q2’13) in the current quarter.

•	Net Interest Income: Increased 9% versus Q2’13, reflecting a 4% increase in average Card Member loans and lower funding costs. Net interest income divided by average loans was 8.1% and worldwide net interest yield, a non-GAAP measure, was 9.2% versus 9.1% in Q2’13.13 The Q2’13 net interest income and net interest yield include the impact of Card Member reimbursements, predominantly in the ICS segment.

•	Charge Card Provision for Losses: Increased 14% primarily due to higher reserve releases in the prior year.

-	Worldwide Charge Card:

	Q2'14	Q1’14	Q2'13
USCS Net write-off rate14	1.8%	1.8%	1.9%
ICS Net write-off rate15	1.9%	2.2%	--
GCS Net loss ratio as a % of charge volume	0.1%	0.1%	0.1%

USCS 30 days past due as a % of total	1.5%	1.8%	1.6%
ICS 30 days past due as a % of total15	1.3%	1.4%	--
GCS 90 days past billings as a % of total	0.7%	0.7%	0.7%

Worldwide Receivables (billions)	$45.3	$44.7	$44.1
Reserves (millions)	$413	$414	$386
% of receivables	0.9%	0.9%	0.9%

12	See Note 3, page 1.
13
See Annex 2 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.

14	See Note 2, page 1.
15
As a result of system enhancements, effective March 31, 2014, 30 days past due as a % of total, and Net write-off rate (principal only) will be presented for ICS. For historical Net loss ratio as a % of charge volume for ICS, please refer to the Company’s Second Quarter 2014 Earnings Release, Selected Statistical tables.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

•	Card Member Loan Provision for Losses: Decreased 16%, primarily reflecting lower net write-offs in Q2’14 due to improved credit performance.

-	Worldwide Loans:

	Q2'14	Q1’14	Q2’13
Net write-off rate16	1.6%	1.7%	2.0%
30 days past due loans as a % of total	1.0%	1.2%	1.1%

Total Loans (billions)	$66.3	$64.0	$63.1
Reserves (millions)	$1,170	$1,191	$1,342
% of total loans	1.8%	1.9%	2.1%
% of past due	171%	159%	188%

•	Other Provision for Losses: Was $24MM, compared to $23MM in Q2’13.

•	Marketing and Promotion Expense: Increased 25% versus a year ago. The increase reflects the reinvestment of a significant portion of the gain from the business travel joint venture transaction in growth initiatives across all segments.

•	Card Member Rewards Expense: Increased 11%, driven by higher spend volumes within Membership Rewards and Co-brand portfolios. The current quarter also includes a charge resulting from an enhancement to the ultimate redemption rate estimation process in certain international markets.
-	The Company's Membership Rewards ultimate redemption rate for program participants increased to 95% (rounded up) in Q2’14 from 94% (rounded down) in Q1’14.

•	Card Member Services and Other Expense: Decreased 1%.

•	Salaries and Employee Benefits Expense: Increased 7%, predominantly driven by restructuring charges, partially offset by the absence of expenses from the sale of the Publishing business in Q3’13.

•	Professional Services Expense: Increased 7%, primarily reflecting costs associated with the closing of the business travel joint venture transaction.

•	Occupancy and Equipment Expense: Increased 2%, driven by higher data processing costs.

•	Communications Expense: Was $101MM, compared to $92MM in Q2’13.

•	Other, Net Expense: Was a net benefit of $137MM, reflecting the $626MM gain recognized as a result of the business travel joint venture transaction. This gain was partially offset by a $40MM incremental charitable contribution to the American Express Foundation and a change in the estimated value of certain investments in the Company’s Community Reinvestment Act portfolio in the current quarter. Prior year comparisons were impacted by a Canadian value-added tax benefit in Q2’13.

•	Pretax Margin: Was 26.7% of total revenues net of interest expense in Q2’14 compared with 24.2% in Q2’13.

•	Effective Tax Rate: Was 33.9% in Q2’14 compared with 29.6% in Q2’13. The increase in the tax rate was driven in part by changes in the geographic mix of the Company’s earnings in the current year, as well as certain tax benefits in Q2’13 related to the resolution of prior years’ items within the ICS segment.

16	See Note 2, page 1.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

CAPITAL

•	Capital Distribution to Shareholders: During Q2’14, approximately 87% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 13MM common shares at an average price of $90.30 in Q2’14 versus 19MM common shares at an average price of $72.60 in Q2’13.

Shares Outstanding:

	Millions of Shares
	Q2’14	Q1’14	Q2’13
Beginning of period	1,059	1,064	1,098
Repurchase of common shares	(13)	(10)	(19)
Employee benefit plans, compensation and other	-	5	5
End of period	1,046	1,059	1,084

Capital Ratios:  As of June 30, 2014, the Company’s key consolidated capital ratios,17 as calculated under the new U.S. regulatory capital standards, known as Basel III, inclusive of transition provisions, were as follows:

($ in billions)	June 30, 2014
Risk-Based Capital
Tier 1	13.4%
Total	14.9%
Tier 1 Leverage	11.7%
Common Equity Tier 1/Risk Weighted Assets (“RWA”)	13.4%
Total Shareholders' Equity	$20.2
Tangible Common Equity (“TCE”)18/RWA	12.5%
Tier 1 Capital	$17.5
Common Equity Tier 1	$17.5
Tier 2 Capital	$2.0
Total Average Assets19	$149.3
RWA	$130.7
TCE	$16.4

The transition provisions for 2014 under Basel III cause the Company’s reported capital ratios to be higher than they would have been under the prior regulatory standards, known as Basel I. Specifically, the Common Equity Tier 1 and Tier 1 capital ratios would have been approximately 40 bps lower under Basel I (approximately 13.0%20). The largest contributor to the difference is the way intangible assets are being treated and ultimately transitioned in over a 5-year period under Basel III.

Had the Basel III rules been fully phased in during Q2’14, the Company estimates that the reported Common Equity Tier 1 and Tier 1 capital ratios would be approximately 75 bps lower than the reported transitional Basel III ratios and approximately 35 bps lower versus Basel I. The Supplementary Leverage Ratio would have been approximately 9.4%.20 These ratios are calculated using the standardized approach. The Company is currently taking steps toward implementing the Basel III advanced approaches in the United States.

17	These ratios represent preliminary estimates as of the date of this Earnings Supplement and may be revised in the Company’s June 30, 2014 Form 10-Q.
18
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $3.8B from total shareholders’ equity of $20.2B.  The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

19	Presented for the purpose of calculating the Tier 1 Leverage Ratio.
20
The Common Equity Tier 1 and Tier 1 capital ratios under Basel I and Fully Phased-in Basel III, and the Supplementary Leverage Ratio are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company’s balance sheet; and the impact for the second quarter of 2014 is not necessarily indicative of the impact in future periods. Refer to Annex 1 for a reconciliation of the capital ratios.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

FUNDING AND LIQUIDITY

•	Funding Activities: During Q2’14, the Company primarily funded its business through deposit-taking and the issuance of unsecured debt.

-	Deposits: The Company held the following deposits:

($ in billions)	June 30, 2014	March 31, 2014	Change
U.S. Direct Deposits21	$26.5	$26.7	$(0.2)
U.S. 3rd Party CDs	5.9	6.3	(0.4)
U.S. 3rd Party Sweep Accounts	8.9	8.9	-
Other Deposits	0.1	0.1	-
Card Member Credit Balances	0.7	0.7	-
Total	42.1	$42.7	$(0.6)

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 23.7 months and a weighted average rate at issuance of 1.63%.

-	Unsecured Debt: On June 5, 2014, American Express Credit Corporation issued $2.4B of dual-tranche senior unsecured notes consisting of (i) $1.65B of fixed-rate senior notes with a maturity of three years and a coupon of 1.125% and (ii) $750MM of floating-rate senior notes with a maturity of three years at a rate of 3-month LIBOR plus 27 bps.

-	Asset-Backed Securitization: On May 19, 2014, the Company issued $1.3B of asset-backed securities from the American Express Credit Account Master Trust (the “Lending Trust”) consisting of (i) $1.25B of Class A certificates with a maturity of five years at a rate of 1-month LIBOR plus 37 bps and (ii) $67MM of Class B certificates with a maturity of five years at 1-month LIBOR plus 50 bps. On July 1, 2014, the Company issued $1.0B of Class A certificates from the Lending Trust with a maturity of three years and a coupon of 1.26%.

-	As of June 30, 2014, the Company held $12.1B of excess cash22 versus $11.4B of long-term debt and CDs23 maturing over the next 12 months.

21	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consisted of $26.1B from high-yield savings accounts and $0.4B from retail CDs as of June 30, 2014.
22
Includes $18.4B classified as Cash and Cash Equivalents, $0.02B restricted cash to fund ABS maturities less $6.3B of cash available to fund day-to-day operations. The $12.1B represents cash residing in the United States.

23
Reflects the face amount of unsecured term debt; the long-term debt balance on the Company’s consolidated balance sheet includes capitalized leases of $0.1 billion and certain adjustments which are not included in this balance

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

OTHER ITEMS OF NOTE

•	Corporate & Other: Net expense reported in Corporate & Other was $252MM in Q2’14 compared with $230MM in Q1’14 and $184MM in Q2’13.
--	The higher net expense compared to Q1’14 was primarily driven by the contribution to the American Express Foundation, increased investments in the Enterprise Growth business, and a portion of the restructuring charge taken in the current quarter, partially offset by lower seasonal payroll and incentive compensation costs.
--	The higher net expense compared to Q2’13 was primarily driven by the contribution to the American Express Foundation, increased investments in the Enterprise Growth business and a portion of the restructuring charge taken in the current quarter.

•	Business Travel Joint Venture Transaction: In Q2’14 the Company completed its previously announced plans to establish a joint venture for its business travel operations. American Express and an investor group led by Certares each have a 50 percent ownership interest in the joint venture, which will operate under the American Express Global Business Travel brand. As a result of this transaction, the Company recognized a gain of $626MM ($409MM after-tax) in the GCS segment, before transaction-related costs of $79MM ($56MM after-tax). The Company reinvested a substantial portion of the net gain in various growth and efficiency initiatives across all segments, as well as an incremental $40MM ($25MM after-tax) charitable contribution to the American Express Foundation.

Beginning in Q3’14, the Company’s proportionate 50% ownership interest in the joint venture will be accounted for as an equity method investment. As a result of the transaction, the Company will deconsolidate the Business Travel net assets from the individual lines of the Company’s consolidated statement of income. This change will impact the year-over-year growth rates in Travel Commissions and Fees, where a majority of Business Travel revenue is recorded, and in Operating Expenses,24 where a majority of Business Travel expense is recorded. Business Travel comprised approximately 80% of the company’s total travel commissions and fees, and 11% of total operating expenses in 2013.

•	Restructuring Charge: In Q2’14 the Company took a $133MM restructuring charge ($90MM after-tax) related to actions, primarily within the Company’s Global Corporate Services Group, that will be taking place over the next year. These initiatives are designed to improve efficiency and contain operating expenses moving forward, and will largely involve positions that do not directly generate revenue. The table below provides detail on the restructuring charge allocation by segment.

Restructuring Charge Allocation by Segment
	Three Months Ended June 30, 2014
(Millions)	Pre-Tax	After-Tax
U.S. Card Services	$15	$10
International Card Services	39	26
Global Commercial Services	36	24
Global Network and Merchant Services	8	6
Corporate & Other	35	24
Total	$133	$90

24	Operating Expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and merchant businesses, the Company:

•	Partnered with Intuit’s QuickBooks® to launch ReceiptMatchSM, which is designed to help small businesses sync business expenses with QuickBooks®. OPEN® Card Members with linked cards can take a picture of a business receipt with their smart phone, tag the expense category and transfer the information directly into their QuickBooks® company file.
•	Launched amexoffers.com, which provides Card Members with customized merchant offers. Card Members can save these digital offers to their American Express Card and redeem for couponless savings, reflected as statement credits on their bill. Amex Offers can also help merchants attract new customers and generate repeat business by serving up targeted offers to Card Members.
•	Announced a partnership with Uber that allows U.S. Card Members enrolled in the Membership Rewards program to choose to earn 2x points or use points for Uber rides through the Uber iOS app.
•	Expanded its current network of airport lounges by announcing plans to open the Company’s fifth Centurion Lounge, located in the North Terminal of Miami International Airport.
•	Added several large merchant acquirers to its OptBlue program, including First Data, EVO, Merchant e-Solutions and First American Payment Systems.
•	Continued to sign new merchants around the world to the American Express network. In the U.S., Farmer’s Insurance, one of the country's largest insurers of vehicles, homes and small businesses, now accepts the American Express Card. In Europe, we signed Star Orlen, a petrol station with convenience stores across Germany, and ParentPay, a UK market leader in online payments for schools. In Mexico, we signed VivaAerobus, a low-cost airline, and Edenred, a leader in prepaid corporate services. In addition, Kogan.com, Australia’s largest on-line retailer specializing in electronics, now accepts American Express.

In our Global Network Services (“GNS”) business, the Company:

•	Announced a new merchant acquiring partnership in Ethiopia with Dashen Bank, the largest private bank in Ethiopia.
•	Supported GNS partners in launching a wide range of new products, including: the Barclaycard Cashback Account with Barclaycard in the UK, the Shinhan American Express® Card with Shinhan Card in Korea, the HanaSK SmartDC American Express® Card with Hana Bank in Korea, and the Hyakujush DC Card Platinum Business American Express® Card with Mitsubishi UFJ Nicos in Japan.

In our Enterprise Growth Group, the Company:

•	Expanded the retail availability of American Express Serve to over 31,000 retail locations throughout the United States through the addition of Walmart and Safeway. The Company also expanded the Serve cash reload network to Walmart and Family Dollar retail locations, creating the largest free cash reload network in the United States, at 27,500 stores nationwide.
•	Premiered the sponsored documentary “Spent: Looking for Change”. The documentary follows the lives of four American families who are not well served by the traditional banking system and rely on alternative financial services.
•	Announced in June that free personal financial management tools will be added to American Express Serve and Bluebird in the summer of 2014, allowing customers to monitor spending by automatically sorting transactions into various categories (such as bills, shopping and transportation). Customers will also be able to create budgets, set spending limits and alerts, and set and track financial goals.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2014 OVERVIEW
ANNEX 1

The following table presents a comparison of the Company's Tier 1 and Tier 1 common risk-based capital under Basel I rules, Tier 1 and common equity Tier 1 risk-based capital under Transitional Basel III rules, and estimated Tier 1 and common equity Tier 1 risk-based capital under Fully Phased-in Basel III rules, for purposes of calculating the estimated Tier 1 and common equity Tier 1 capital ratios and the supplementary leverage ratio under Fully Phased-in Basel III rules.

(Billions, except ratios)	Tier 1/ Tier 1 Common/ Common Equity Tier 1
Risk-Based Capital under Basel I	$16.9
Adjustments related to:
AOCI	(0.1)
Transition provisions for intangible assets	00.5
Deferred tax assets	0.1
Other	0.1
Risk-Based Capital under Transitional Basel III	17.5
Adjustments related to:
AOCI	(0.2)
Transition provisions for intangible assets	(0.6)
Deferred tax assets	(0.1)
Other	0.1
Estimated Risk-Based Capital under Fully Phased-In Basel III(a)	16.7

Risk-Weighted Assets under Basel I / Transitional Basel III	130.7
Estimated Risk-Weighted Assets under Fully Phased-In Basel III(a)(b)	131.9
Tier 1 Common ratio under Basel I Rule	13.0%
Common Equity Tier 1 ratio under Transitional Basel III Rule	13.4%
Estimated Common Equity Tier 1 ratio under Fully Phased-In Basel III Rule(a)(b)(c)	12.6%
Tier 1 Risk-based Capital Ratio under Basel I Rule	13.0%
Tier 1 Risk-based Capital Ratio under Basel III Transitional Rule	13.4%
Estimated Tier 1 Risk-based Capital Ratio under Fully Phased-In Basel III Rule(a)(b)(d)	12.6%
Total Assets	152.4
Estimated Total Assets for Supplementary Leverage Capital Purposes(a)(e)	177.2
Estimated Supplementary Leverage Ratio under Fully Phased-In Basel III Rule(a)(f)	9.4%

(a)	Estimated common equity Tier 1 capital, Tier 1 capital, risk-weighted assets and total assets for supplementary leverage capital purposes under the fully phased-in Basel III Rule reflect the Company’s current interpretation of the fully phased-in Basel III rules using the standardized approach. The estimated fully phased-in Basel III amounts could change in the future if the Company’s business changes.
(b)	Differences in the calculation of risk-weighted assets between Basel I/Basel III Transitional and fully phased-in Basel III include adjustments relating to the impact of the incremental risk weighting applied to deferred tax assets and significant investments in unconsolidated financial institutions, as well as exposures to past due accounts, equities and sovereigns.
(c)	The common equity Tier 1 capital ratio under the fully phased-in Basel III rule is calculated as common equity Tier 1 capital under fully phased-in Basel III rules divided by estimated risk-weighted assets under fully phased-in Basel III rules.
(d)	The Tier 1 risk-based capital ratio under the fully phased-in Basel III rule is calculated as Tier 1 risk-based capital under the fully phased-in Basel III rule divided by estimated risk-weighted assets under the fully-phased in Basel III rule.
(e)	Estimated total assets for supplementary leverage capital purposes under fully phased-in Basel III rules includes adjustments for Tier 1 capital deductions, off-balance sheet derivatives, undrawn unconditionally cancellable commitments and other off-balance sheet liabilities.
(f)	The fully phased-in Basel III supplementary leverage ratio is calculated by dividing fully phased-in Basel III Tier 1 capital by the Company’s estimated total assets for supplementary leverage capital purposes under the fully phased-in Basel III rule.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW
ANNEX 2
Calculation of Net Interest Yield on Card Member Loans
	Three Months Ended
	June 30,
(Millions, except percentages and where indicated)	2014	2013
Net interest income	$1,316	$1,202
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	259	295
Interest income not attributable to the Company's Card Member loan portfolio	(89)	(88)
Adjusted net interest income(a)	$1,486	$1,409
Average loans (billions)	$65.2	$62.5
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	(0.2)	(0.3)
Adjusted average loans (billions)(b)	$65.0	$62.2
Net interest income divided by average loans(c)	8.1%	7.7%
Net interest yield on Card Member loans(d)	9.2%	9.1%

(a)  Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(b)  Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(c)  This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(d)  Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis.  The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•	the ability to hold annual operating expense growth to less than 3 percent during 2014, which will depend in part on unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, the payment of monetary damages and penalties, disgorgement and restitution, the Company’s decision to increase or decrease discretionary operating expenses depending on overall business performance, the Company’s ability to achieve the expected benefits of the Company’s reengineering plans, the Company’s ability to balance expense control and investments in the business, the impact of changes in foreign currency exchange rates on costs and results, the impact of accounting changes and reclassifications, and the level of acquisition activity and related expenses;

•	the ability of the Company to meet its on-average and over-time growth targets for revenues net of interest expense, earnings per share and return on average equity, which will depend on factors such as the Company’s success in implementing its strategies and business initiatives including growing the Company’s share of overall spending, increasing merchant coverage, enhancing its prepaid offerings, expanding the Global Network Services business and controlling expenses, and on factors outside management’s control including the willingness of Card Members to sustain spending, the effectiveness of marketing and loyalty programs, regulatory and market pressures on pricing, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market;

•	the ability of the Company to meet its on-average and over-time objective to return 50 percent of capital generated to shareholders through dividends and share repurchases, which will depend on factors such as approval of the Company’s capital plans by its regulators, the amount the Company spends on acquisitions, the Company’s results of operations and capital needs in any given period, and the amount of shares issued by the Company to employees upon the exercise of options;

•	erosion of the average discount rate during 2014 and over time that is greater than expected, which could be caused by changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, competition in the market and other factors;

•	the impact of final laws and regulations, if any, arising from the European Commission’s legislative proposals covering a range of issues affecting the payments industry, which will depend on various factors, including, but not limited to, the issues presented and decisions made in the European legislative and regulatory processes addressing the proposed regulation of interchange fees and other practices related to card-based payment transactions, the amount of time these processes take to reach completion, and the actual pricing and other requirements ultimately adopted in the final laws and regulations in the European Union and its Member States;

•	the ability of the Company to maintain and expand its presence in the digital payments space, including online and mobile channels, which will depend on the Company’s success in evolving its business models and processes for the digital environment, building partnerships and executing programs with companies, and utilizing digital capabilities that can be leveraged for future growth;

•	the possibility that the Company will not fully execute on its plans for OptBlue, including offsetting decreases in the average discount rate with higher spend volume, which will depend in part on fully rolling out OptBlue in a timely manner, the Company’s ability to partner with additional merchant acquirers and the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers and the value proposition offered to small merchants;

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2014 OVERVIEW

•	changes affecting the Company’s ability or desire to execute its share repurchase program, including repurchasing up to $2.3 billion of common shares during the remainder of 2014 and up to $1.0 billion of common shares in the first quarter of 2015, such as actions by bank regulatory agencies, acquisitions, results of operations, capital needs and the amount of shares issued by the Company to employees upon the exercise of options, among other factors, which will significantly impact the potential decrease in the Company’s capital ratios;

•	litigation, such as class actions or proceedings brought by governmental and regulatory agencies (including the lawsuit filed against us by the U.S. Department of Justice and certain state attorneys general), that could result in (i) the imposition of behavioral remedies against us or us voluntarily making certain changes to our business practices, the effects of which in either case could have a material adverse impact on our financial performance; (ii) the imposition of substantial monetary damages and penalties, disgorgement and restitution; and/or (iii) damage to our global reputation and brand;

•	the potential failure of the U.S. Congress to renew legislation regarding the active financing exception to Subpart F of the Internal Revenue Code, which could increase the Company’s effective tax rate and have an adverse impact on net income; and

•	factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and the Company’s other reports filed with the Securities and Exchange Commission.